INTERLINK COMPUTER SCIENCES, INC.
                                  -------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  -------------
                           To Be Held February 5, 1998

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of INTERLINK COMPUTER SCIENCES, INC., a Delaware corporation (the "Company"), will be held on Thursday, February 5, 1998 at 2:00 p.m., local time, at the Company, 47370 Fremont Boulevard, Fremont California 94538 for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected.

2. To approve an amendment to the 1992 Stock Option Plan to increase the number of shares authorized to be issued thereunder from 2,105,000 to 2,405,000.

3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending June 30, 1998.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 15, 1997 are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a Proxy.


                                           Sincerely,

                                           Augustus J. Berkeley
                                           President and Chief Executive Officer

Fremont, California
December 29, 1997





                             YOUR VOTE IS IMPORTANT.

--------------------------------------------------------------------------------
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                        INTERLINK COMPUTER SCIENCES, INC
                                  -------------
                          PROXY STATEMENT FOR THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of INTERLINK COMPUTER SCIENCES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, February 5, 1998 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 47370 Fremont Boulevard, Fremont, California 94538. The Company's telephone number is (510) 657-9800. The Annual Meeting will be held at the Company, 47370 Fremont Boulevard, Fremont, CA 94538.

         These proxy solicitation materials and the accompanying financial information for the fiscal year ended June 30, 1997, including financial statements, were first mailed on or about December 29, 1997 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

         Stockholders of record at the close of business on December 15, 1997 (the"Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,639,774 shares of the Company's Common Stock, $.001 par value, were issued and outstanding and held of record by approximately 234 stockholders. No shares of the Company's Preferred Stock were outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following  table  sets forth  certain  information  regarding  the beneficial ownership of the Company's Common Stock as of October 31, 1997 by (i)
each  person  known  by the  Company  to own  beneficially  more  than 5% of the outstanding  shares of Common Stock,  (ii) each  director of the Company,  (iii)
each executive officer named in the Summary  Compensation  Table below (14), and
(iv) all directors and executive officers as a group.  Except as otherwise noted
below, the Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.
                                                              COMMON STOCK      APPROXIMATE
     FIVE PERCENT STOCKHOLDERS,                               BENEFICIALLY      PERCENTAGE
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS                         OWNED           OWNED (1)
----------------------------------------                         -----           ---------
Entities affiliated with Advent (2) ........................    447,232             5.86%
    International Corp.
    101 Federal Street
    Boston, MA  02110
Charles W. Jepson (3).......................................    164,958             2.13
Gloria M. Purdy (4).........................................    114,083             1.47
Ronald W. Braniff (5).......................................     53,708                *
Augustus J. Berkeley (6)....................................     52,733                *
D. Benedict Dulley (7)......................................     46,720                *
Barbara A. Booth (8)........................................     30,260                *
Thomas H. Bredt (9).........................................     19,411                *

                                                              COMMON STOCK      APPROXIMATE
     FIVE PERCENT STOCKHOLDERS,                               BENEFICIALLY      PERCENTAGE
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS                         OWNED            OWNED(1)
----------------------------------------                         -----           ---------

Christopher A. Markle (10)..................................     19,117                *
Michael  J. Satterwhite (11)................................      8,073                *
Andrew I. Fillat (12).......................................      5,000                *
All Directors and executive officers as a group(10 persons)(13) 961,295             11.97%
*Less than 1%

(1) Applicable percentage of ownership is based on 7,638,423 shares of Common Stock outstanding as of October 31, 1997 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after October 31, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 38,629 held by Adtel L.P., 21,461 shares held by Adventact L.P., 861 shares held by Advent International II L.P., 17,169 shares held by Adwest L.P., 322,029 shares held by Global Private Equity II L.P. and 47, 083 shares held by Golden Gate Development and Investment L.P. (collectively "Advent International").

(3) Includes 113,782 shares subject to stock options that are exercisable within 60 days of October 31, 1997. Mr. Jepson resigned his executive officer and director position on May 22, 1997 and entered into a consulting relationship with the Company, whereby his options continued to vest through November 21, 1997.

(4) Includes 96,083 shares subject to stock options that are exercisable within 60 days of October 31, 1997. Ms. Purdy resigned her position as Chief Financial Officer and Secretary on October 17, 1997, but will remain with the Company until December 31, 1997.

(5) Includes 53,708 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

(6) Includes 49,523 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

(7) Includes 10,887 shares subject to stock options that are exercisable within 60 days of October 31, 1997 and warrants to purchase 11,953 shares held by Mr. Dulley and his family. Mr. Dulley resigned his position as Vice President and as a member of the Board of Directors in December 1997. He is no longer an employee of the Company.

(8) Includes 19,479 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

(9) Includes 5,000 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

(10) Includes 18,824 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

(11) Includes 7,813 shares subject to stock options that are exercisable within 60 days of October 31, 1997.

                                       3


(12) Includes 5,000 shares subject to stock options that are exercisable within 60 days of October 31, 1997. Also excludes 447,232 shares owned by entities affiliated with Advent International, of which Mr. Fillat is a Senior Vice President. Mr. Fillat disclaims beneficial ownership of all such shares held by those entities.

(13) Includes 392,052 shares subject to stock options and warrants that are exercisable within 60 days of October 31, 1997.

(14) James A. Barth was named Vice President, Chief Financial Officer and Secretary in November 1997. He is not a named executive officer in the Summary Compensation Table and therefore does not appear in the Security Ownership of Certain Beneficial Owners and Management Table below.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

         The cost of soliciting proxies will be borne by the Company. The Company has retained Boston Equiserve to provide proxy solicitation services in connection with the Annual Meeting at an estimated cost of $1,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.



STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 47370 Fremont Boulevard, Fremont, California 94538, no later than August 29, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve as a director until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

         If a quorum is present and voting, the five nominees receiving the highest number of affirmative votes shall be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

         The names of the  nominees and certain  information  about them are set forth below:
                                                                                             DIRECTOR
    NAME OF NOMINEE              AGE    POSITION(S) WITH THE COMPANY                           SINCE
    ---------------              ---    ----------------------------                           -----
Augustus J. Berkeley............  52    President, Chief Executive Officer and Director         1997
Thomas H. Bredt (1).............  57    Chairman of the Board of Directors                      1990
Ronald W. Braniff (1)(2)........  61    Director                                                1993
Andrew J. Fillat (2)............  49    Director                                                1994
Ralph B. Godfrey................  57    Director                                                1997

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

         There are no family relationships between any of the directors or executive officers of the Company.

         Augustus J. Berkeley has served as President and Chief Executive Officer from September 1997 to present and a member of the Board of Directors from November 1997 to present. He has served as Vice President of Worldwide Sales from January 1996 to September 1997. He also served as Vice President of North American Sales from January 1995 to December 1995. From March 1993 to January 1995, he served as Vice President of Sales and Marketing at CRAY Research Superserver Inc., a computer systems company. From May 1990 to January 1993, Mr. Berkeley served as Vice President of Marketing at Sequoia Systems, Inc., a computer systems company. Mr. Berkeley holds a B.S. in Economics and Finance from the University of Southwestern Louisiana.

         Thomas H. Bredt has served as a member of the Board of Directors since March 1990 and as Chairman of the Board of Directors since May 1992. Mr. Bredt has been a general partner with Menlo Ventures, a venture capital firm, from April 1986 to the present. He also serves as a director and member of the Compensation and Audit Committees of Red Brick Systems, a data warehousing company, and as a director and member of the Compensation Committee of Clarify, Inc. and FlexiInternational Software, Inc., application software companies. Mr. Bredt holds a Ph.D. in Computer Sciences from Stanford University, an M.E.E. from New York University and a B.S. in Engineering from the University of Michigan.

         Ronald W. Braniff has served as a member of the Board of Directors since March 1993. Mr. Braniff is a private investor and software business consultant. He also serves as a director of Apsylog Inc., an application software company, Consensys Software Inc., an applications software company, and DB Star Inc., a systems development tools software company. Mr. Braniff served as President and Chief Executive Officer of ASK Computer Systems, a computer systems company from 1984 to 1989. From 1966 to 1984 he was employed by Tymshare, a networking company, and held the position of Vice President and General Manager of the Computer Systems Division. Mr. Braniff holds a B.S.M.E. from Oregon State University.

         Andrew I. Fillat has served as a member of the Board of Directors since January 1994. From April 1989 to the present, Mr. Fillat has been a partner with Advent International, a management company for several venture capital and private equity funds, and from June 1995 to the present, he has served as Senior Vice President with Advent International. He serves as a director and member of the Compensation and Audit Committees of Advanced Radio Telecom, a wireless services company, Voxware, Inc., a voice-compression and communications company, and Lightbridge, Inc., a services and software provider to wireless carriers. Mr. Fillat holds a B.S. and M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

         Ralph B. Godfrey has served as a member of the Board of Directors since December 1997. From 1990 to the present, Mr. Godfrey has been with 3Com Corporation ("3Com") serving in various capacities. Mr. Godfrey is currently Senior Vice President of 3Com's Client Access Business Unit and is a member of 3Com's Executive Committee. Prior to Mr. Godfrey joining 3Com, he was President of Unisys' Value-Added Marketing Division which was created following the acquisition of Convergent Technologies in 1989. Mr. Godfrey had joined Convergent Technologies in 1988 as Vice President of North American Sales. Prior to Convergent Technologies, Mr. Godfrey spent 20 years with Hewlett-Packard where he held a variety of sales management positions. Mr. Godfrey holds a B.S. and M.S. in Electrical Engineering from Auburn University.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of 13 meetings during fiscal 1997. No director attended fewer than 75% of the meetings of the Board of Directors or committees thereof, upon which such director served, if any. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

         The Audit Committee, which currently consists of Messrs. Bredt and Braniff, held 4 meetings in fiscal 1997. The Audit Committee oversees actions recommended by the Company's independent accountants and reviews the Company's internal financial controls.

         The Compensation Committee, which consists of Messrs. Braniff and Fillat, held one meeting in fiscal 1997. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans.

         The Board of Directors on January 22, 1997 created a Stock Option Plan Committee. The Stock Option Plan Committee, consists of one member. Charles W. Jepson served as its member from January 22, 1997 until his resignation from the Company on May 22, 1997. Committee membership was vacant from that date until November 20, 1997 when Augustus J. Berkeley became its member. The Stock Option Plan Committee did not hold any meetings in fiscal year 1997. The Stock Option Plan Committee is responsible for granting options on an ongoing basis to new and existing employees of the Company pursuant to the designated guidelines approved by the Board of Directors. The authority to grant options to employees does not extend to the granting of options to officers or director-level employees of the Company which options must be granted and approved by the Board of Directors or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS

                      EXECUTIVE OFFICERS OF THE REGISTRANT

The names, ages and positions of the Company's executive officers as of November
30, 1997 are as follows:
                                                                                                  OFFICE
                                                                                                    HELD
              NAME                  AGE            CURRENT POSITION WITH COMPANY                   SINCE
              ----                  ----           -----------------------------                   -----
Augustus J. Berkeley............... 52     President, Chief Executive Officer and Director         1997
Barbara A. Booth................... 42     Vice President of Research and Development              1992
                                           and Customer Support
D. Benedict Dulley................. 53     Vice President of the HARBOR Division and Director      1995
James A. Barth..................... 54     Vice President, Chief Financial Officer and Secretary   1997
Gloria M. Purdy.................... 50     Vice President, Former Chief Financial Officer          1992
                                           and Former Secretary
Michael J. Satterwhite............. 41     Vice President of Human Resources                       1996
Christopher A. Markle.............. 40     Vice President and Chief Technical Officer              1997

         Augustus J. Berkeley has served as President and Chief Executive Officer from September 1997 to present and a member of the Board of Directors from November 1997 to present. He has served as Vice President of Worldwide Sales from January 1996 to September 1997. He also served as Vice President of North American Sales from January 1995 to December 1995. From March 1993 to January 1995, he served as Vice President of Sales and Marketing at CRAY Research Superserver Inc., a computer systems company. From May 1990 to January 1993, Mr. Berkeley served as Vice President of Marketing at Sequoia Systems, Inc., a computer systems company. Mr. Berkeley holds a B.S. in Economics and Finance from the University of Southwestern Louisiana.

         Barbara A. Booth served as Vice President of Research and Development from December 1992 to October 1994 and has served as Vice President of Research and Development and Customer Support from February 1996 to the present. From September 1995 to February 1996, Ms. Booth was a business development consultant for Inter-Island Systems Development & Integration. Ms. Booth co- founded and served as Vice President of Technology for Viewpoint System Software, Inc., a client/server tools company, from June 1988 until September 1992. Ms. Booth holds a B.A. in Mathematics from the University of California at Berkeley.

         D. Benedict Dulley has served as Vice President of the HARBOR Division since the acquisition of New Era Systems Services, Ltd. in December 1995 and as a member of the Board of Directors since January 1996. Mr. Dulley resigned his position as Vice President and as a member of the Board of Directors in December 1997. He is no longer an employee of the Company. From August 1988 to December 1995, he served as President and Chief Executive Officer of New Era, now a wholly-owned subsidiary of the Company. Mr. Dully holds a B.S. in Mathematics from the University of Nottingham in the United Kingdom.

         James A. Barth has served as Vice President, Chief Financial Officer and Secretary from November 1997 to the present. From September 1995 to October 1997, Mr. Barth was Executive Vice President, Chief Financial Officer and
Secretary of MagiNet Corporation ("MagiNet")., an international provider of interactive entertainment and information systems for hotels. From October 1994 to September 1995, he served as Vice President of Finance, Chief Financial Officer and Secretary of MagiNet. From March 1994 to October 1994, he served as Vice President and Chief Financial Officer of ACC Microelectronics Corporation, a semiconductor company. From 1982 to March 1994, he served as Vice President and Chief Financial Officer of Rational Software Corporation, a developer of object-oriented software engineering tools. Mr. Barth is a certified public accountant and holds a B.S. in business administration from the University of California Los Angeles.

         Gloria M. Purdy has served as Vice President, Chief Financial Officer and Secretary from January 1996 to October 1997 at which time she resigned her positions but will remain with the Company until December 31, 1997. She also served as Chief Financial Officer of the Company from June 1992 to October

1992 and from February 1993 to May 1994. Ms. Purdy also served as Vice President of International Operations from February 1994 to September 1995 and Vice President of Business Development from October 1995 to January 1996. She served as Chief Financial Officer for Viewpoint System Software, Inc., a client/server tools company, from 1990 to 1992. Ms. Purdy holds a B.S. in Accounting from Golden Gate University.

         Michael J. Satterwhite has served as Vice President of Human Resources from September 1996 to the present. From October 1995 to September 1996 he was Worldwide Director of Human Resources for Software Publishing Corporation ("SPC"), a visual communications software company. From June 1993 to October 1995, Mr. Satterwhite was the Manager of Human Resources at SPC. From June 1992 to June 1993, he was Manager of Human Resources at Oracle Corporation, an information management software company. From 1990 to June 1992, he was Manager of recruiting and employment at International Business Machines, Inc. Mr. Satterwhite holds a B.S. in Organization Behavior from the University of San Francisco.

         Christopher A. Markle has served as Vice President of Strategic Marketing from December 1996 to the present and was also appointed as the Chief Technical Officer in November 1997. He also served as the Company's Director of Marketing from June 1993 to December 1996 and as Director of Engineering from April 1990 to June 1993. Mr. Markle holds a B.S. in Computer Science from the Virginia Polytechnic Institute.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

         The following table sets forth all compensation for services rendered in all capacities during the fiscal year ended June 30, 1997 awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the Company's other most highly compensated officers whose salary and bonus for such fiscal year exceeded $100,000 and who were serving as an officer of the Company as of the end of such fiscal year (the "Named Executive Officers").

                    SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                   ANNUAL                ------
                                                COMPENSATION(1)
                                                ---------------         SECURITIES
                                       FISCAL                           UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY      BONUS      OPTIONS(#)    COMPENSATION(2)
---------------------------             ----     ------      -----      -----------   ---------------
Charles W. Jepson (3) ................   1997   $200,000   $104,827       114,000      $  3,362
   Former President and Former Chief .   1996    190,008     95,300        29,000         1,339
   Executive Officer
Ronald W. Braniff (4) ................   1997     31,000       --          63,000          --
   Interim Chief Executive Officer ...   1996       --         --            --            --
Augustus J. Berkeley (5) .............   1997    222,817     11,341        65,000(6)      1,099
   Vice President Worldwide Sales ....   1996    305,656      8,789        30,000         4,929
Gloria M. Purdy ......................   1997    160,500     67,703        30,000         1,333
   Vice President, Chief Financial ...   1996    150,000     60,000        15,000         3,759
   Officer and Secretary
Barbara A. Booth .....................   1997    143,640     48,691          --             807
   Vice President of Research and
    Development ..and Customer Support
Christopher A. Markle ................   1997    118,834     21,821        22,500(7)        619
   Vice President and Chief Technical
    Officer

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount to such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

                                       8

(2) Includes premiums paid by the Company on life insurance policies where the Company was not the beneficiary, auto allowances, and travel advances.

(3) Mr. Jepson resigned his executive officer and Director position on May 22, 1997 and entered into a consulting relationship with the Company, whereby his options continued to vest through November 21, 1997.

(4) Mr. Braniff assumed the position of Interim Chief Executive Officer from May 1997 to September 1997. Mr. Braniff has been compensated on a consulting basis for the period May 1997 to September 1997.

(5) Salary amount includes $72,817 and $205,648 of commissions in 1997 and 1996, respectively.

(6) Reflects 65,000 options that were repriced in May 1997, replacing options that were granted in November 1996 and March 1997.

(7) Reflects 15,000 options that were repriced in May 1997, replacing options that were granted in December 1996.

                        OPTION GRANTS IN FISCAL YEAR 1997

         The following table sets forth information regarding the grant of stock options to each of the Named Executive Officers during the fiscal year ended
June 30, 1997.

                                                                                                             OTENTIAL REALIZABLE
                                                                     INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                              ----------------------------------------------------------         ANNUAL RATES OF
                                             NUMBER OF        PERCENTAGE OF                                        STOCK PRICE
                                             SECURITIES       TOTAL OPTIONS                                     APPRECIATION FOR
                                             UNDERLYING         GRANTED TO    EXERCISE                            OPTION TERM(1)
                                              OPTIONS         EMPLOYEES IN    PRICE          EXPIRATION           --------------
                  NAME                        GRANTED          FISCAL 1997    PER SHARE(3)      DATE              5%         10%
                  ----                       ---------         -----------    ------------      ----              --         ---
Charles W. Jepson ....................        114,000(2)           20.0%        $ 9.00        11/4/2003       $417,685    $973,384
Ronald W. Braniff ....................         15,000(4)            2.6%        $10.00        8/15/2006         94,334     239,061
                                               48,000(5)            8.4%        $ 7.25        5/23/2004        141,671     330,154
Gloria M. Purdy ......................         30,000(2)            5.3%        $ 9.00        11/4/2003        109,917     256,154
August J. Berkeley ...................         23,000(2)(6)         4.0%        $ 8.13         5/2/2004         76,077     177,292
                                               42,000(2)(7)         7.4%        $ 8.13         5/2/2004        138,923     323,750
Christopher A. Markle ................          7,500(2)            1.3%        $ 9.00        11/4/2003         27,479      64,038
                                               15,000(2)(8)         2.6%        $ 8.13         5/2/2004         49,615     115,625

(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full seven-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(2) Options vest as of 9/48th of the option shares after nine months from the vesting commencement date and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the vesting commencement date.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

                                       9

(4) Option was granted under the 1996 Director option plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options vest as to 1/48th of the option shares each month, with full vesting occurring on the fourth anniversary of the vesting commencement date. These options expire ten years from the date of grant.

(5) Option was granted under an agreement between Mr. Braniff and the Company, whereby Mr. Braniff was to act as Interim Chief Executive Officer until a full-time Chief Executive Officer was hired. Options vest as to 1/12th of the option shares each month, with full vesting occurring on the anniversary of the vesting commencement date. Options are also subject to certain acceleration clauses.

(6) Reflects options that were repriced in May 1997, replacing options granted in November 1996.

(7) Reflects options that were repriced in May 1997, replacing options granted in March 1997.

(8) Reflects options that were repriced in May 1997, replacing options granted in December 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding stock options held as of June 30, 1997 by the Named Executive Officers.

                                                      Number of Securities         Value of Unexercised
                                                     Underlying Unexercised       In-the-Money Options at
                                                    Options at June 30, 1997         June 30, 1997 (2)
                       Shares Acquired   Value      -------------------------        -----------------
        Name             on Exercise  Realized (1)      Vested     Unvested        Vested      Unvested
        ----             -----------  ------------      ------     --------        -------     --------
Charles W. Jepson........  53,000      $456,280         86,969     129,531       $577,504      $101,459
Ronald W. Braniff........       -             -         26,958      57,042        136,510        24,115
Gloria M. Purdy..........  20,000       246,000         83,313      34,187        517,382        60,056
Augustus J. Berkeley.....  20,000       208,000         31,979      88,021        208,663       150,212
Barbara A. Booth.........       -             -         14,167      28,333         51,355       102,707
Christopher A. Markle....   3,000        34,650         16,428      28,072         80,701         1,399

(1) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(2) Calculated on the basis of fair market value of the underlying securities as June 30, 1997 of $7.625 per share, the last trading day of fiscal year 1997, as reported by the Nasdaq National Market, minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         Mr. Berkeley, Mr. Barth, Ms. Purdy and Ms. Booth each have entered into letter agreements with the Company which provide for severance payments if they are terminated without cause. Mr. Berkeley will be entitled to severance payments equal to twelve months salary, Mr. Barth and Ms. Purdy will be entitled to severance payments equal to six months salary, and Ms. Booth will be entitled to severance payments equal to three months salary. All of the Named Executive Officers' employment with the Company is terminable at will.

DIRECTOR COMPENSATION

         Members of the Company's Board of Directors that are employees of the Company do not receive compensation for their services as directors. The
Company's 1996 Director Option Plan provides that options will be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. Upon joining the Board of Directors, each new non-employee director will automatically be granted an option to purchase 15,000 shares of Common Stock and each non-employee director will subsequently be granted an additional option to purchase 3,750 shares of Common Stock annually, each such option to be granted at the fair market value of the Common Stock on the date of grant. The initial option grant of 15,000 shares vests at a rate of 1/48th of the shares per month following the date of grant, and the subsequent option grant of 3,750 shares vests at the end of four years. In addition, the Company reimburses the reasonable travel expenses of the directors.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all executive officers and directors of the Company complied with all applicable filing requirements.


REPORT OF THE COMPENSATION COMMITTEE

         The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1997. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

         General. The responsibilities of the Compensation Committee are to administer the Company's various incentive plans, including the Company's 1992 Stock Option Plan and the 1996 Employee Stock Purchase Plan, and to set compensation policies applicable to the Company's executive officers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance.
Accordingly,  each executive  officer's  compensation  package  comprises  three elements:  (i) base  salary,  which is  established  primarily  on the  basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution; and (iii)
long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the stockholders.

         Base Salary. Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal year 1997 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year and recommendations from management. The Committee also took into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment using these factors. No specific formula was applied to determine the weight of each factor.

         Annual Incentive Bonuses. Each executive officer's bonus is based on qualitative and quantitative factors. Bonuses are intended to motivate and reward executive officers by directly linking the amount of the bonus to specific Company-based performance targets. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company. To carry out this philosophy, the Board reviews and approves the financial budget for the fiscal year. The Committee then establishes target bonuses for each executive officer as a percentage of the officer's base salary. The executive officers, must successfully achieve these performance targets, which are submitted by management to the Committee for its evaluation and approval at the beginning of the fiscal year. Company-based performance goals are tied to different indicators of Company performance, such as the operating results of the Company. The Committee evaluates the completion of the Company-based performance targets and approves a performance rating relative to the goals completed. This scoring is influenced by the Committee's perception of the importance of the various corporate goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

         Stock Options. The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1992 Stock Option Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also use vesting periods that encourage key executives to continue in their employment with the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

         CEO Salary. The compensation of Mr. Jepson, Former President and Chief Executive Officer of the Company, consisted of base salary, an annual bonus and incentive stock options. The Board of Directors periodically reviews the CEO's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1997, Mr. Jepson earned a base salary of $200,000 as set by the Compensation Committee and earned a bonus of $105,000 which was based on the Company achieving certain levels of operating profit and performance objectives. Mr. Jepson also received an option to purchase 114,000 shares of Common Stock of the Company (with an exercise price of 100% of market value of the Common Stock on the date of grant). This stock option grant was primarily based on the performance of the Company and Mr. Jepson's significant contribution to that performance in terms of both leadership and strategic vision.

         Option Repricing Report. In May 1997, all employees who held outstanding options under the Company's stock options plans, including all executive officers, were given the opportunity to reprice outstanding stock options to the then current market price of $8.13 per share in return for changing the vesting start date of the option to a point six months after the original start date. The Company took this action to retain key employees at a time of intense competition for experienced personnel. There were no separate analyses of the impact of the repricing on the overall compensation of the executive officers or any other employees.

         The following table provides the specified information concerning all repricings of options to purchase the Company's Common stock held by any executive officer of the Company since August 15, 1996, the date of the Company's initial public offering:

                                            TEN-YEAR OPTION REPRICINGS

                                        Number of                                             Length of Original
                                        Securities     Market Price                               Option Term
                                        Underlying      of Stock at  Exercise Price            Remaining at Date
                                          Options         Time of      at Time of       New     of Repricing or
                                        Repriced or    Repricing or   Repricing or   Exercise      Amendment
Name and Position              Date      Amended         Amendment     Amendment       Price        (months)
-----------------              ----      --------        ---------     ----------      -----        --------
Augustus J. Berkeley........ 5/2/97(1)   42,000            $8.13         $12.13        $8.13            82
    President and Chief                  23,000            $8.13         $ 9.00        $8.13            78
    Executive Officer
Christopher A. Markle....... 5/2/97(1)   15,000            $8.13         $16.25        $8.13            77
    Vice President and Chief
    Technical Officer
D. Benedict Dulley.......... 5/2/97(1)   12,500            $8.13         $12.00        $8.13            71
   Vice President of HARBOR
   Division and Director (2)

(1) Options that were repriced in May 1997 were subject to a similar vesting schedule commencing six months after the original vesting commencement date.

(2) Mr. Dulley resigned his position as Vice President and as a member of the Board of Directors in December 1997. He is no longer an employee of the Company.

Respectfully submitted by members of the Compensation Committee:

Ronald W. Braniff
Andrew I. Fillat

PERFORMANCE GRAPH

  The following graph compares the cumulative total return to stockholders of the Company's Common Stock from August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) through June 30, 1997 to the cumulative total return over such period of (i) the Nasdaq Stock Market-U.S. Index and (ii) the H&Q Technology Index. (1)


                    COMPARISON OF CUMULATIVE TOTAL RETURN (*)
    AMONG INTERLINK COMPUTER SCIENCES, INC., THE NASDAQ STOCK MARKET-US
                                     INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX


         INTERLINK COMPUTER        NASDAQ STOCK        HAMBRECHT & QUEST
            SCIENCE, INC.          MARKET (U.S.)          TECHNOLOGY
         ------------------        -------------       -----------------
8/15/96        $100                    $100                   $100

6/30/97        $ 76                    $127                   $151


* $100 INVESTED ON 8/15/97 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.


(1) The graph assumes that $100 was invested on August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the Nasdaq Stock Market-U.S. Index and in the H & Q Technology Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                  PROPOSAL TWO

                     AMENDMENT TO THE 1992 STOCK OPTION PLAN


         On October 29, 1997, the Board amended the 1992 Plan, subject to shareholder approval, to increase the number of shares authorized to be issued thereunder from 2,105,000 to 2,405,000. As of October 31, 1997, options to purchase 1,527,559 shares were outstanding under the 1992 Plan, with exercise prices ranging from $.70 to $16.25, a weighted average exercise price of $5.12, and expiration dates ranging from January 28, 2000 to October 1, 2007, and 193 persons were eligible to participate in the 1992 Plan.

         The Board of Directors now seeks shareholder approval of the amendment to the Company's 1992 Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 300,000 shares from a total of 2,105,000 shares to a total of 2,405,000 shares. An increase in the number of shares reserved for issuance under the 1992 Plan is needed to enable the Company to continue to grant options to employees in accordance with its existing compensation policies. Management of the Company believes that the ability to grant options to employees is essential to the Company's ability to attract and retain highly qualified employees.

         A summary of the principal provisions of the 1992 Plan is set forth below:

         1992 Stock Option Plan. The Company's 1992 Stock Option Plan (as amended, the "1992 Plan") was adopted by the Board of Directors in June 1992, approved by the Company's stockholders in July 1992 and amended in June 1996. In June 1996 and July 1996, the Board of Directors and the stockholders approved an increase in the number of shares of Common Stock reserved under the 1992 Plan by 1,000,000 shares to 2,105,000 shares. The 1992 Plan provides for grants of incentive stock options, restricted stock and stock purchase rights to employees (including officers and employee directors) and consultants of the Company. The purpose of the 1992 Plan is to attract and retain the best available personnel to the Company and to encourage stock ownership by employees, officers, and consultants of the Company to give them a greater personal stake in the success of the Company. The 1992 Plan is presently being administered by the Board of Directors, which determines optionees and the terms of options granted, including exercise price, number of shares subject to the option and the exercisability thereof.

         The terms of options granted under the Plan generally may not exceed ten years. However, the term of all incentive stock options and nonstatutory stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the Company's outstanding capital stock, may not exceed five years. The vesting of all stock option grants is determined by the Board of Directors. Generally options granted under the 1992 Plan vest and become exercisable starting nine months after the date of grant, with 9/48th of the shares subject to the option becoming exercisable at that time and an additional 1/48th of such shares subject to the option becoming exercisable each month thereafter. No option may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the 30-day period following such cessation (unless such options terminate or expire sooner by their terms) or in such longer period as is determined by the Board of Directors. In the event of a merger of the Company with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall terminate as of the date of the closing of the merger. The exercise price of incentive stock options granted under the 1992 Plan must be at least equal to the fair market value of the shares on the date of grant. The exercise price of nonstatutory stock options granted under the 1992 Plan is determined by the administrator. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of the any incentive stock option or any nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date. The consideration for exercising any incentive stock option or any nonstatutory stock option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payments or such other consideration or method of payment to the extent permitted under applicable law. No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year.

         The affirmative votes of the holders of a majority of the shares of the Company's stock present or represented and voting at the Annual Meeting will be required to approve this proposal. The Company's Board of Directors has approved this proposal.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1992 STOCK OPTION PLAN






                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the current fiscal year ending June 30, 1998. The Company expects that a representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

         The affirmative votes of the holders of a majority of the shares of the Company's stock present or represented and voting at the Annual Meeting will be required to approve this proposal. The Company's Board of Directors has approved this proposal.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.




                                  OTHER MATTERS

         The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS

Dated: December 29, 1997

[X] Please Mark
    votes as in
    this example.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY  DIRECTION IS  INDICATED,  WILL BE VOTED FOR THE ELECTION OF DIRECTORS,
    AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                                                FOR  AGAINST ABSTAIN
   1. ELECTION OF DIRECTORS:                                            2. AMENDMENT TO 1992 STOCK              [ ]    [ ]     [ ]
      Nominees: Augustus J. Berkeley, Thomas H. Bredt,                     OPTION PLAN:
                Ronald W. Braniff, Andrew I. Fillat, Ralph B. Godfrey      Increase the number of shares
                                                                           authorized to be issued thereunder
                                                                           from 2,105,000 to 2,405,000.

                                                                        3. RATIFICATION OF INDEPENDENT          FOR  AGAINST ABSTAIN
                    FOR        WITHHELD                                    ACCOUNTANTS:                         [ ]    [ ]     [ ]
                    [ ]          [ ]                                       Coopers & Lybrand L.L.P.

[ ]______________________________________
   For all nominees except as noted above

                                                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]

                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

                                                                        (This  proxy  should  be  marked,  dated  and  signed by the shareholder(s)  exactly as his or her name  appears  hereon, and  returned  promptly in the  enclosed  envelope.  Persons signing  in a  fiduciary  capacity  should so  indicate.  If shares are held by joint  tenants or as community  property, both should sign.)

Signature:                       Date:                            Signature:                       Date:

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       INTERLINK COMPUTERS SCIENCES, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 5, 1998

    The undersigned stockholder of INTERLINK COMPUTER SCIENCES, INC., a Deleware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement, each dated December 29, 1997, and hereby appoints Augustus J. Berkeley proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of INTERLINK COMPUTER SCIENCES, INC., to be held on February 5, 1998 at 2:00 p.m. local time, at the Company, 47370 Fremont Boulevard, Fremont, California 94538 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSDE
                                                                         SIDE